UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 4, 2006

Wright Express Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-526993
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

97 Darling Avenue, South Portland, Maine		04106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(207) 773-8171

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 4, 2006, Wright Express Corporation (the "Company") purchased put option contracts and sold call option contracts, designed to be a costless collar, on the wholesale price of gasoline and the retail price of diesel fuel with Bank of America, N.A. (collectively, the "Contracts"). The Contracts have an aggregate notional amount of approximately 9.25 million gallons of gasoline and diesel fuel and will expire on a monthly basis during the second, third and fourth quarters of 2008. The settlement of the Contracts is based upon the New York Mercantile Exchange’s New York Harbor Reformulated Gasoline Blendstock for Oxygen Blending and the U.S. Department of Energy's weekly retail on-highway diesel fuel price for the month. The Contracts lock in a weighted average retail floor price of approximately $2.47 per gallon and a weighted average retail ceiling price of approximately $2.53 per gallon.

On October 10, 2006, the Company issued a press release announcing this transaction.

Item 8.01 Other Events.

On October 10, 2006, Wright Express Corporation issued a press release entitled "Wright Express Extends Its Existing Fuel-Price Risk Management Program through the 4Q 2008." A copy of the press release is attached as exhibit 99.1 and is incorporated by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

99.1 Press release of Wright Express Corporation dated October 10, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wright Express Corporation

October 10, 2006	By:	Gregory Strzegowski

Name: Gregory Strzegowski
Title: Vice President and Controller

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Wright Express Corporation dated October 10, 2006